Exhibit 2.1

FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FOURTH AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of November 29, 2009, is made and entered into by and among MIDATLANTIC BANCORP, INC., a Virginia corporation (“MidAtlantic”), GAF MERGER CORP., a Virginia corporation (“Merger Sub”) and Greater Atlantic Financial Corp., a Delaware corporation (“Greater Atlantic”).

WHEREAS, MidAtlantic, Merger Sub and Greater Atlantic entered into an Agreement and Plan of Merger, dated as of June 15, 2009 and as amended on September 29, 2009, October 30, 2009 and November 13, 2009 (the “Agreement”); and

WHEREAS, pursuant to the terms of the Agreement, Merger Sub will be merged into Greater Atlantic with Greater Atlantic surviving the merger (the “Merger”); and

WHEREAS, Section 7.1(d) of the Agreement provides that the Board of Directors of Greater Atlantic or MidAtlantic may terminate the Agreement in the event the Merger is not consummated by November 30, 2009; and

WHEREAS, pursuant to Section 8.3 of the Agreement, MidAtlantic, Greater Atlantic and Merger Sub desire to amend Section 7.1(d) of the Agreement to extend the date on which the Agreement may be terminated if the Merger is not consummated to December 10, 2009; and

WHEREAS, the Boards of Directors of each of the parties to the Agreement have authorized the execution of this Amendment.

NOW THEREFORE, for valid consideration, the parties hereto agree as follows:

Amendment to the Agreement.  Effective as of the date of this Amendment, Section 7.1(d) of the Agreement shall be amended as follows:

“(d)   by either Acquisition Corp. or GAFC, in the event that the Merger is not consummated by December 10, 2009, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or”

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

MIDATLANTIC BANCORP, INC.

By:	/s/ Gary L. Martin
Name: Gary L. Martin Title: President

GAF MERGER CORP.

By:	/s/ Gary L. Martin
Name: Gary L. Martin Title: President

GREATER ATLANTIC FINANCIAL CORP.

By:	/s/ Carroll E. Amos
Name: Carroll E. Amos Title: President and Chief Executive Officer

[Signature page to Fourth Amendment to Agreement and Plan of Merger]

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